Exhibit 10.5

CONTEXT THERAPEUTICS LLC

2015 OPTION PLAN

SECTION 1. Purpose; Definitions. The purposes of the Context Therapeutics LLC 2015 Option Plan (the “Plan”) are to enable Context Therapeutics LLC, a Delaware limited liability company (the “Company”), and its affiliated companies to (i) recruit and retain highly qualified employees, managers, consultants and other service providers, (ii) to provide those employees, managers, consultants and other service providers with an incentive for productivity and (iii) to provide those employees, managers, consultants and other service providers with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following initially capitalized words and phrases will be defined as set forth below. Any capitalized word or phrase not otherwise defined herein shall have the same meaning as under the LLC Agreement.

(a) “Affiliate” means any Person that directly or indirectly controls, or is controlled by, or is under common control with the Company (or its successors).

(b) “Award” means a grant of Options pursuant to the provisions of the Plan.

(c) “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(d) “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or adversely affects the Company’s or its Affiliates’ operations, condition (financial or otherwise), prospects or interests, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or dishonesty in the course of his or her employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; (iv) refusal, failure or inability to perform any material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (vi) below) to the Company or any of its Affiliates (other than due to a Disability), which failure, refusal or inability is not cured within 10 days after delivery of notice thereof; (v) material breach of any agreement with or duty owed to the Company or any of its Affiliates; or (vi) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

(e) “Change in Control” means the consummation of any of the following, in one transaction or a series of related transactions: (i) the sale, transfer, assignment or other disposition (including by merger or consolidation) of more than 50% of the voting power represented by the then-outstanding securities of the Company, (ii) the sale or other disposition of all or substantially all of the assets of the Company, (iii) the liquidation or dissolution of the Company or (iv) any other similar transaction or event with respect to the Company deemed by the Management Committee to constitute a Change in Control for purposes of this Plan.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g) “Consultant” means any Person providing services to the Company or to the Company’s Affiliates other than Employees and Managers.

(h) “Disability” means “Disability” as such term is defined in the LLC Agreement.

(i) “Disabled” will have the same meaning set forth in Section 22(e)(3) of the Code.

(j) “Employee” means any person employed by the Company or any of its Affiliates (including any Member of the Company who is treated as an employee of the Company).

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means “fair market value” as determined by the Management Committee in accordance with the LLC Agreement.

(m) “LLC Agreement” means the Operating Agreement of Context Therapeutics LLC dated as of May 4, 2015, as such agreement may be amended from to time.

(n) “Option” means any option to purchase Units granted pursuant to Section 5 hereof.

(o) “Participant” means an Employee, Consultant or Manager to whom an Award is granted.

(p) “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association or other entity or association.

(q) “Unit” means a “Unit” of the Company as such term is defined in the LLC Agreement, subject to the Plan and subject to substitution or adjustment as provided in Section 3 hereof.

SECTION 2. Administration. The Plan will be administered by the Management Committee.

Managers who are eligible for Awards or have received Awards may vote on any matters affecting the administration of the Plan or the grant of Awards, except that no such Manager will act upon the grant of an Award to himself or herself, but any such Manager may be counted in determining the existence of a quorum at any meeting of the Management Committee during which action is taken with respect to the grant of Awards to himself or herself.

The Management Committee will have full authority to grant Awards under this Plan. In particular, subject to the terms of the Plan, the Management Committee will have the authority:

(a) to select the Persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4);

(b) to determine the number of Units to be covered by each Award;

(c) to establish the terms and conditions of each Award Agreement;

(d) to accelerate the vesting or lapse of restrictions of any Award;

(e) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable;

(f) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement);

(g) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan; and

(h) to otherwise supervise the administration of the Plan.

All decisions made by the Management Committee pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No Manager will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

SECTION 3. Units Subject to the Plan.

(a) Units Subject to the Plan. The Units to be subject to or related to Awards under the Plan will be authorized and unissued Units of the Company. Subject to Sections 3(b) and 3(c), the maximum number of Units that may be issued in respect of Awards under the Plan is 1,000,000 Units. The Company will reserve for the purposes of the Plan, out of its authorized and unissued Units, such number of Units.

(b) Effect of the Expiration or Termination of Awards. If and to the extent that an Option expires, terminates or is canceled for any reason without having been exercised in full, the Units associated with that Option will again become available for grant under the Plan unless otherwise determined by the Management Committee. In addition, if any Unit is tendered or the delivery of any Unit is withheld in settlement of a tax withholding obligation associated with an Award, or in satisfaction of the exercise price payable upon exercise of an Option, that Unit will again become available for grant under the Plan unless otherwise determined by the Management Committee. Finally, if any Award is settled for cash, the Units subject thereto will again become available for grant under the Plan unless otherwise determined by the Management Committee.

(c) Other Adjustment. In the event of any recapitalization, reclassification, reorganization, merger, consolidation, unit split or combination, unit dividend or other similar event or transaction affecting the Units, equitable substitutions or adjustments will be made by the Management Committee to (i) the aggregate number, class and/or issuer of the securities that may be issued under the Plan, (ii) to the number, class and/or issuer of securities subject to outstanding Awards, and (iii) to the exercise price of outstanding Options.

(d) Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Management Committee may, in its sole and absolute discretion with respect to one or more Participants and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(i) cancel any unvested Option or unvested portion thereof, with or without consideration;

(ii) cause any or all outstanding Options to become vested and immediately exercisable, in whole or in part;

(iii) after providing at least five (5) days’ notice prior to the Change in Control, cancel any or all vested Options upon closing of the Change in Control to the extent not exercised prior to the closing of the Change in Control;

(iv) cancel any Option in exchange for a substitute award; or

(v) cancel any Option in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Units subject to that Option, multiplied by (B) the amount, if any, by which the Fair Market Value per Unit on the date of the Change in Control exceeds the exercise price of that Option; provided, that if the Fair Market Value per Unit on the date of the Change in Control does not exceed the exercise price of any such Option, the Management Committee may cancel that Option without any payment of consideration therefor.

In the discretion of the Management Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid in connection with the Company.

SECTION 4. Eligibility. Employees, Managers and Consultants are eligible to be granted Awards under the Plan.

SECTION 5. Options. Any Option granted under the Plan will be in such form as the Management Committee may at the time of such grant approve. The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Management Committee deems appropriate in its sole and absolute discretion:

(a) Option Price. The exercise price per Unit purchasable under an Option will be determined by the Management Committee.

(b) Option Term. The term of each Option will be fixed by the Management Committee; provided that no such Option shall have a term of more than ten (10) years. No Option may be exercised by any Person after expiration of the term of the Option.

(c) Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Management Committee.

(d) Method of Exercise. Subject to the provisions of Section 5(c) and the termination provisions set forth in Section 5(e) and the termination and exercisability provisions of the applicable Award Agreement, Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by the delivery of written notice of exercise by the Participant to the Company specifying the number of Units to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified, bank or personal check, or such other means as the Management Committee may accept. As determined by the Management Committee in its sole discretion on or after the date of grant, payment in full or in part of the exercise price of an Option issued to a Participant may be made in the form of previously acquired Units based on the Fair Market Value of the Units on the date the Option is exercised.

No Units will be issued upon exercise of an Option until full payment therefore has been made. A Participant will not have the right to distributions or dividends or any other rights of a Member with respect to Units subject to the Option until the Participant has given written notice of exercise, has paid in full for such Units, if requested, has given the representation described in Section 7(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

(e) Termination of Service. Unless otherwise specified by the Management Committee with respect to a particular Option, any portion of an Option that is not exercisable upon termination of employment or service will expire immediately and automatically upon such termination and any portion of an Option that is exercisable upon termination of employment or service will expire on the date it ceases to be exercisable in accordance with this Section 5(e).

(i) Termination by Reason of Death. If a Participant’s employment or service (as applicable) with the Company or any Affiliate terminates by reason of death, any Option held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period ending (A) at such time as may be specified by the Management Committee at or after the time of the Award, or (B) if not specified by the Management Committee, then 12 months from the date of death, or (C) if sooner than the applicable period specified under (A) or (B) above, then upon the expiration of the stated term of such Option.

(ii) Termination by Reason of Disability. If a Participant’s employment or service (as applicable) with the Company or any Affiliate terminates by reason of Disability, any Option held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, for a period ending (A) at such time as may be specified by the Management Committee at or after the time of grant, (B) if not specified by the Management Committee, then 12 months from the date of termination of service, or (C) if sooner than the applicable period specified under (A) or (B) above, then upon the expiration of the stated term of such Option.

(iii) Termination by Reason of Cause. If a Participant’s employment or service (as applicable) with the Company or any Affiliate is terminated for Cause (or the Participant resigns in anticipation of a termination for Cause): (A) any Option held by the Participant will immediately and automatically expire as of the date of such termination, and (B) any Units for which the Company has not yet delivered certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Units, if any.

(iv) Other Termination. If a Participant’s employment or service (as applicable) with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, for a period ending (A) at such time as may be specified by the Management Committee at or after the time of grant, (B) if not specified by the Management Committee, then 90 days from the date of termination of service (irrespective of the manner or timing of the termination and without regard to whether the service has been terminated with reasonable notice of termination), or (C) if sooner than the applicable period specified under (A) or (B) above, then upon the expiration of the stated term of such Option.

(f) Transferability of Options. Except as may otherwise be specifically determined by the Management Committee with respect to a particular Option, no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and all Options will be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of his Disability, by his personal representative.

SECTION 6. Amendments and Termination. The Management Committee may amend, alter or discontinue the Plan at any time, provided that no amendment, alteration or discontinuation will be made which would adversely change the terms of an outstanding Award, without that Participant’s consent.

SECTION 7. General Provisions.

(a) The Management Committee may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Management Committee believes are appropriate. Any certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Management Committee deems appropriate to reflect any restrictions on transfer and compliance with applicable securities laws.

(b) Any certificates for Units or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Management Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which such securities are then listed and any applicable securities laws, and the Management Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any Employee or other service provider of the Company or any Affiliate any right to continued employment or engagement with the Company or such Affiliate or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its Employees or other service provider at any time.

(d) No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Management Committee regarding the payment of, taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Management Committee, the minimum required withholding obligation with respect to an Award may be settled in Units, including the Units that are subject to that Award.

SECTION 8. Effective Date of Plan. The Plan will become effective on the date that it is adopted by the Management Committee.

SECTION 9. Term of Plan. The Plan will continue in effect until terminated in accordance with Section 6.

SECTION 10. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 11. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware without regard to the application of the principles of conflicts of laws.